Exhibit No. 10

March 2, 2007

UNITED RETAIL GROUP, INC.

UNITED RETAIL INCORPORATED

CLOUDWALKERS, INC.

365 West Passaic Street

Rochelle Park, NJ 07662

Re:	Amendment to Financing Agreement

Ladies and Gentlemen:

We refer to the Financing Agreement dated as August 15, 1997 (as amended from time to time, the “Financing Agreement”), between you, UNITED RETAIL GROUP, INC. (“URGI”), UNITED RETAIL INCORPORATED (“URI”) and CLOUDWALKERS, INC. (“CWI”, and together with URGI and URI collectively, the “Companies” and individually, a “Company”) and us, THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and a Lender thereunder (“CIT”). Capitalized terms used and not otherwise defined herein shall have the meanings specified therein unless otherwise specifically defined herein.

This letter is to confirm that pursuant to mutual consent and understanding, effective as of the date hereof, the Financing Agreement shall be, and hereby is, amended as follows:

(1)	Section 1 of the Financing Agreement shall be, and hereby is, amended as follows:

(a)          The definition of “Anniversary Date” is hereby amended and restated in its entirety to read as follows:

“Anniversary Date shall mean August 15, 2010 and the same date in each year thereafter.”

(b)          The definition of “Applicable Interest Rate Margin” is hereby amended and restated in its entirety to read as follows:

“Applicable Interest Rate Margin shall mean 0% with respect to the interest rate based on the Chase Bank Rate and 1.75% with respect to the interest rate based on Libor.”

(c)           The definition of “Capital Expenditures” is hereby amended and restated in its entirety to read as follows:

“Capital Expenditures for any period shall mean (a) the aggregate of all expenditures of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Companies, minus (b) any landlord construction allowances or other lease concessions with respect to any leased property taken during such period but only to the extent of any expenditures during such period related to such leased property.”

(d)          The definition of “Customarily Permitted Liens” is hereby amended to replace the reference to “Citibank, N.A.” therein with “World Financial Network National Bank”.

(e)           Clause (a) of the definition of “Indebtedness” is hereby amended and restated in its entirety to read as follows:

“(a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or”

(f)           The definition of “Permitted Encumbrances” is hereby amended and restated in its entirety to read as follows:

“Permitted Encumbrances shall mean: (i) liens existing on the date hereof and listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by the Agent; (ii) Purchase Money Liens; (iii) Customarily Permitted Liens; (iv) liens granted the Agent by the Companies; (v) liens of judgment creditors, provided that such liens do not exceed $500,000 in the aggregate at any time (other than liens bonded or insured to the reasonable satisfaction of CIT); (vi) liens for Taxes and sales taxes not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and with respect to which adequate reserves are being maintained by the Companies in accordance with GAAP, provided that in either case, such liens (x) are not filed of record in any public office, (y) are not senior to the liens of the Agent or (z) do not secure Taxes due the United States of America or any State, if applicable State law provides for the priority of tax liens in a manner similar to the laws of the United States of America; and (vii) liens on pledged deposits arising in connection with Permitted Transactions.”

(g)           The definition of “Permitted Transactions” is hereby amended and restated in its entirety to read as follows:

“Permitted Transactions shall mean (a) the guarantee by the Companies of their affiliate’s mortgage obligations with respect to the Companies’ distribution center located in Troy, Ohio so long as the terms and conditions of such guarantee are reasonably acceptable to the Agent and the Agent has received a mortgagee access agreement with respect to such premises, in form and substance satisfactory to the Agent; and (b) advances, loans (other than loans and advances by URI to URGI), pledged deposits, investments, guarantees, endorsements and/or stock redemptions, which would otherwise be prohibited by Section 6, Paragraph 8(F), (G) and (H) so long as the aggregate dollar amount thereof does not exceed the sum of (i) $25,711,000 (herein “Cash On Hand at Closing”) plus (ii) $7,500,000; provided that, in either case, after giving effect thereto (x) the Companies are in compliance with Section 6, Paragraph 8(I) and (y) no Default and/or Event of Default has occurred hereunder.”

(h)          Clause (ii) of the definition of “Purchase Money Liens” is hereby amended and restated in its entirety to read as follows:

“(ii) the debt incurred in any fiscal year in connection with such acquisitions shall not exceed in the aggregate the maximum amount of permitted Capital Expenditures under Section 6, Paragraph 10 hereof for such fiscal year.”

(2)          The first sentence of Section 3, Paragraph 2 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“In furtherance of the continuing collateral assignment and security interest in the Collateral, the Companies shall deliver to the Agent no later than five (5) Business Days after the end of each fiscal month ending during the period between January 16 through November 30 and no later than three (3) Business Days after the end of each fiscal week ending during the period between December 1 through January 15 (in such form and manner as the Agent may reasonably require) such written statements and schedules as the Agent may reasonably require designating, identifying or describing the Collateral, including but not limited to an inventory confirmation statement stating the aggregate amount of Eligible Inventory of the Companies; provided however, that after the occurrence of an Event of Default the Agent may, upon notice to the Companies, require more frequent reporting than set forth above.”

(3)	Section 5 of the Financing Agreement shall be, and hereby is, amended as follows:

(a)         The first sentence of Section 5, Paragraph 3 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“The Companies agree to safeguard, protect and hold all Inventory for the Agent’s account and make no disposition thereof except in the regular course of the business of the Companies (including Inventory sell offs outside its retail channel of distribution provided such sell offs are consistent with the Companies’ past practices with respect thereto and provided further, that, at any time that the Companies’ Availability is less than $7,500,000 in the aggregate no sell-offs shall be done without the prior written consent of the Agent) as herein provided.”

(b)          The first sentence of Section 5, Paragraph 8 is hereby amended and restated in its entirety to read as follows:

“Each of the Companies acknowledges and agrees that portions of the Inventory bear Trademarks and/or tradenames used by the Companies and owned by the Companies and/or their affiliates (herein collectively, the “Intellectual Property”).

(4)           The first sentence of Section 6, Paragraph 4 is hereby amended and restated in its entirety to read as follows:

“The Companies agree to maintain insurance on the Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent.”

(5)           Section 9, Paragraph 1(a) is hereby amended and restated in its entirety to read as follows:

“(a)	cessation of the business of URGI or URI, or the calling of a meeting of the creditors of the Companies, or any one of them, for purposes of compromising their debts and obligations;”

(6)	The effectiveness of the foregoing amendments shall be, and hereby is, subject to:

(a)         Agent’s receipt of an original counterpart of this Amendment duly executed and delivered by each of the Companies;

(b)         Agent’s receipt of an executed landlord waiver satisfactory to Agent with respect to the Companies’ distribution center located in Troy, Ohio; and

(c)         Each of the representations and warranties set forth in this Amendment shall be true and correct as of the date hereof.

(7)            By signing this Amendment where indicated below, each Company represents and warrants to Agent and Lenders that:

(a)           the execution, delivery and performance by each Company of this Amendment is within its corporate power, has been duly authorized by all necessary corporate action, has received all necessary governmental, regulatory or other approval (if any are required) and does not and will not contravene or conflict with any provision of (x) law, (y) any judgment, decree or order or (z) its certificate of incorporation or by-laws and does not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon it or upon any of its property (other than under this Amendment and the Financing Agreement);

(b)          this Amendment and the Financing Agreement, as amended hereby, are the legal, valid and binding obligations of each Company, enforceable against it in accordance with their terms, except as enforcement thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and general principles of equity; and

(c)           all of the representations and warranties contained in the Financing Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and no Default or Event of Default exists as of the date hereof.

(8)           Except as expressly modified by this Amendment, all of the terms and provisions of the Financing Agreement shall remain in full force and effect, and shall apply with such force and effect to this Amendment, and Agent expressly reserves all rights, remedies, powers and privileges contained in the Financing Agreement and in any other document executed and/or delivered by the Companies pursuant thereto. In addition, this Amendment shall not operate as a waiver of any Event of Default (regardless of whether Agent and Lenders have knowledge thereof), or of any right, power or remedy of Agent and Lenders under the Financing Agreement.

(9)       This Amendment is a contract made under and governed by the internal laws of the state of New York. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. This Amendment is binding upon the Companies and Agent and Lenders and their respective successors and assigns, and inures to the benefit of the Company and Agent and Lenders and their respective successors and assigns.

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

THE CIT GROUP/BUSINESS
CREDIT, INC., as Agent and a Lender

By: /s/JEANNETTE BEHM
Title: Vice President

Read and Agreed to:

UNITED RETAIL GROUP, INC.

By: /s/GEORGE R. REMETA

Title: Chief Administrative Officer

UNITED RETAIL INCORPORATED

By: /s/GEORGE R. REMETA

Title: Chief Administrative Officer

CLOUDWALKERS, INC.

By: /s/GEORGE R. REMETA

Title: Chief Administrative Officer